Exhibit (b)(2)


                     AMENDMENT TO TRANSACTION DOCUMENTS

            THIS AMENDMENT (referred to herein as this "Amendment"), dated as of June 15, 1998, by and among PRIMARK CORPORATION, a Michigan corporation (the "Borrower"), the Lenders party to the Revolving Credit Agreement referred to below, the Lenders party to the Note Backup Agreement referred to below (such agreements being referred to collectively as the "Credit Facilities"), and MELLON BANK, N.A., a national banking association, as Agent under each such Credit Facility.

                                 RECITALS:

            A. The Borrower has entered into (a) a Revolving Credit Agreement (as amended, the "Revolving Credit Agreement") dated as of February 7, 1997 among Primark Corporation (the "Borrower"), the Lenders parties thereto from time to time, the Issuing Banks referred to therein, and Mellon Bank, N.A., as Agent, and (b) a Note Backup Agreement (as amended, the "Note Backup Agreement") dated as of February 7, 1997 among the Borrower, the Lenders parties thereto from time to time, the Issuing Bank referred to therein, and Mellon Bank, N.A., as Agent (collectively, the "Credit Facilities"). The Credit Facilities have been amended by a letter agreement dated February 21, 1997, an Amendment to Transactions Documents dated as of May 1, 1997, an Amendment to Transaction Documents dated as of June 30, 1997, an Amendment to Transaction Documents dated as of December 1, 1997, an Agreement dated as of March 6, 1998 (which restated and superseded all such prior amendments) and an Amendment to Transaction Documents dated as of May 8, 1998.

            B. The parties hereto desire to amend further the Credit Facilities as set forth herein. Capitalized terms used herein and not otherwise defined shall have the meanings given them in, or by reference in, the Collateral Agency Agreement.

            NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION I. CERTAIN AMENDMENTS TO THE FINANCIAL TERMS OF THE REVOLVING CREDIT AGREEMENT.

(a) REVOLVING CREDIT COMMITMENT FEE. Section 2.01(e) of the Revolving Credit Agreement is amended by deleting the table and replacing it with the following:

      If the Applicable Margin for           Then the Revolving Credit
             such day is to be               Commitment Fee Percentage
      determined in accordance with              for such day is
      -----------------------------          --------------------------

      Level I Performance Margins                       0.35%
      Level II Performance Margins                      0.30%
      Level III Performance Margins                     0.30%
      Level IV Performance Margins                      0.25%
      Level V Performance Margins                       0.25%
      Level VI Performance Margins                      0.20%
      Level VII Performance Margins                     0.20%


(b) PERFORMANCE MARGINS. Section 2.03(b) of the Revolving Credit Agreement is deleted and replaced with the following:

                        (b) APPLICABLE MARGINS. The "Applicable Margin" for each interest rate Option for each day shall mean the applicable percentage set forth below under "Level II Performance Margins," "Level III Performance Margins," "Level IV Performance Margins," "Level V Performance Margins", "Level VI Performance Margins," or "Level VII Performance Margins", as the case may be, in the event that (x) no Event of Default or Potential Default shall have occurred and be continuing or exist on such day and (y) Financial Test II, Financial Test III, Financial Test IV, Financial Test V, Financial Test VI or Financial Test VII, respectively, set forth below is satisfied on such day. For purposes of determining the Applicable Margin, Financial Test II, Financial Test III, Financial Test IV, Financial Test V, Financial Test VI or Financial Test VII, as the case may be, shall be deemed to be satisfied effective on the first day of the calendar month following the calendar month in which the Agent shall have received from the Borrower a certificate, duly completed and signed by a Responsible Officer, accompanied by the Borrower's financial statements for the fiscal quarter most recently ended (or, if such most recently ended fiscal quarter is the last of a fiscal year, for the fiscal year then ended), demonstrating compliance with the applicable financial test, and such financial test shall be deemed to remain satisfied until the last day of the calendar month in which the Borrower's next annual or quarterly financial statements are required to be delivered under Section 6.01(a) or 6.01(b) hereof, as the case may be (or, if earlier, the last day of the calendar month in which the Borrower's next annual or quarterly financial statements are actually delivered in compliance with such Section). If the conditions for application of the Level II Performance Margins, Level III Performance Margins, Level IV Performance Margins, Level V Performance Margins, Level VI Performance Margins or Level VII Performance Margins do not apply on a particular day, the "Applicable Margin" for such day shall mean the applicable percentage set forth below under "Level I Performance Margins":

      LEVEL I PERFORMANCE MARGINS:

                  Interest Rate Option          Applicable Margin
                  --------------------          -----------------
                  Base Rate Option                   0.25%
                  Euro-Rate Option                   1.50%


      Level I Performance Margins shall apply in the event that the conditions for application of the Level II Performance Margins, Level III Performance Margins, Level IV Performance Margins, Level V Performance Margins, Level VI Performance Margins or Level VII Performance Margins do not apply.

      LEVEL II PERFORMANCE MARGINS:

                  Interest Rate Option          Applicable Margin
                  --------------------          -----------------
                  Base Rate Option                    Zero
                  Euro-Rate Option                    1.25%

      Level II Performance Margins shall apply in the event that Financial Test II is satisfied and the other conditions set forth above are met. "Financial Test II" means that, as of the end of the relevant fiscal quarter, the Consolidated Funded Debt Ratio (Adjusted) for the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter, considered as a single accounting period, is less than 5.50 and greater than or equal to 5.00.

      LEVEL III PERFORMANCE MARGINS:

                  Interest Rate Option          Applicable Margin
                  --------------------          -----------------
                  Base Rate Option                    Zero
                  Euro-Rate Option                    1.00%

      Level III Performance Margins shall apply in the event that Financial Test III is satisfied and the other conditions set forth above are met. "Financial Test III" means that, as of the end of the relevant fiscal quarter, the Consolidated Funded Debt Ratio (Adjusted) for the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter, considered as a single accounting period, is less than 5.00 and greater than or equal to 4.00.

      LEVEL IV PERFORMANCE MARGINS:

                  Interest Rate Option          Applicable Margin
                  --------------------          -----------------
                  Base Rate Option                    Zero
                  Euro-Rate Option                     .75%

      Level IV Performance Margins shall apply in the event that Financial Test IV is satisfied and the other conditions set forth above are met. "Financial Test IV" means that, as of the end of the relevant fiscal quarter, the Consolidated Funded Debt Ratio (Adjusted) for the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter, considered as a single accounting period, is less than 4.00 and greater than or equal than 3.00.

      LEVEL V PERFORMANCE MARGINS:

                  Interest Rate Option          Applicable Margin
                  --------------------          -----------------
                  Base Rate Option                     Zero
                  Euro-Rate Option                    0.625%

      Level V Performance Margins shall apply in the event that Financial Test V is satisfied and the other conditions set forth above are met. "Financial Test V" means that, as of the end of the relevant fiscal quarter, the Consolidated Funded Debt Ratio (Adjusted) for the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter, considered as a single accounting period, is less than 3.00 and greater than or equal to 2.50.

      LEVEL VI PERFORMANCE MARGINS:

                  Interest Rate Option          Applicable Margin
                  --------------------          -----------------
                  Base Rate Option                    Zero
                  Euro-Rate Option                    0.50%

      Level VI Performance Margins shall apply in the event that Financial Test VI is satisfied and the other conditions set forth above are met. "Financial Test VI" means that, as of the end of the relevant fiscal quarter, the Consolidated Funded Debt Ratio (Adjusted) for the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter, considered as a single accounting period, is less than 2.50 and greater than or equal to 2.00.

      LEVEL VII PERFORMANCE MARGINS:

                  Interest Rate Option          Applicable Margin
                  --------------------          -----------------
                  Base Rate Option                     Zero
                  Euro-Rate Option                    0.375%

      Level VII Performance Margins shall apply in the event that Financial Test VII is satisfied and the other conditions set forth above are met. "Financial Test VII" means that, as of the end of the relevant fiscal quarter, the Consolidated Funded Debt Ratio (Adjusted) for the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter, considered as a single accounting period, is less than 2.00.

      (c) CONDITIONS TO SUBSEQUENT LOANS. Section 5.02(b) of the Revolving Credit Agreement is amended by deleting the reference to "Sections 4.06, 4.07, 4.08 and 4.10" and substituting a reference to "Sections 4.06, 4.07 and 4.08", by deleting the word "and" before clause (ii) thereof and by adding the following new clause (iii) before the period.

            (iii) the representations and warranties in Section 4.10 need be true only on and as of June 15, 1998


SECTION 2.  CERTAIN AMENDMENTS TO THE FINANCIAL TERMS OF THE NOTE BACKUP
            AGREEMENT.

(a) PERFORMANCE MARGINS. (a) Section 3.09(b) of the Note Backup Agreement is deleted and replaced with the following:

            (b) APPLICABLE MARGINS. The "Applicable Margin" for each interest rate Option for each day shall mean the applicable percentage set forth below under "Level II Performance Margins," "Level III Performance Margins," "Level IV Performance Margins," "Level V Performance Margins," "Level VI Performance Margins" or "Level VII Performance Margins", as the case may be, in the event that (x) no Event of Default or Potential Default shall have occurred and be continuing or exist on such day and (y) Financial Test II, Financial Test III, Financial Test IV, Financial Test V, Financial Test VI or Financial Test VII, respectively, set forth below is satisfied on such day. For purposes of determining the Applicable Margin, Financial Test II, Financial Test III, Financial Test IV, Financial Test V, Financial Test VI or Financial Test VII, as the case may be, shall be deemed to be satisfied effective on the first day of the calendar month following the calendar month in which the Agent shall have received from the Borrower a certificate, duly completed and signed by a Responsible Officer, accompanied by the Borrower's financial statements for the fiscal quarter most recently ended (or, if such most recently ended fiscal quarter is the last of a fiscal year, for the fiscal year then ended), demonstrating compliance with the applicable financial test, and such financial test shall be deemed to remain satisfied until the last day of the calendar month in which the Borrower's next annual or quarterly financial statements are required to be delivered under Section 6.01(a) or 6.01(b) hereof, as the case may be (or, if earlier, the last day of the calendar month in which the Borrower's next annual or quarterly financial statements are actually delivered in compliance with such Section). If the conditions for application of the Level II Performance Margins, Level III Performance Margins, Level IV Performance Margins, Level V Performance Margins, Level VI Performance Margins or Level VII Performance Margins do not apply on a particular day, the "Applicable Margin" for such day shall mean the applicable percentage set forth below under "Level I Performance Margins":

      LEVEL I PERFORMANCE MARGINS:

                  Interest Rate Option          Applicable Margin
                  --------------------          -----------------
                  Base Rate Option                   0.25%
                  Euro-Rate Option                   1.50%

      Level I Performance Margins shall apply in the event that the conditions for application of the Level II Performance Margins, Level III Performance Margins, Level IV Performance Margins, Level V Performance Margins, Level VI Performance Margins or Level VII Performance Margins do not apply.

      LEVEL II PERFORMANCE MARGINS:

                  Interest Rate Option          Applicable Margin
                  --------------------          -----------------
                  Base Rate Option                    Zero
                  Euro-Rate Option                    1.25%

      Level II Performance Margins shall apply in the event that Financial Test II is satisfied and the other conditions set forth above are met. "Financial Test II" means that, as of the end of the relevant fiscal quarter, the Consolidated Funded Debt Ratio (Adjusted) for the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter, considered as a single accounting period, is less than 5.50 and greater than or equal to 5.00.

      LEVEL III PERFORMANCE MARGINS:

                  Interest Rate Option          Applicable Margin
                  --------------------          -----------------
                  Base Rate Option                    Zero
                  Euro-Rate Option                    1.00%
                  ----------------

      Level III Performance Margins shall apply in the event that Financial Test III is satisfied and the other conditions set forth above are met. "Financial Test III" means that, as of the end of the relevant fiscal quarter, the Consolidated Funded Debt Ratio (Adjusted) for the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter, considered as a single accounting period, is less than 5.00 and greater than or equal to 4.00.

      LEVEL IV PERFORMANCE MARGINS:

                  Interest Rate Option          Applicable Margin
                  --------------------          -----------------
                  Base Rate Option                    Zero
                  Euro-Rate Option                    0.75%

      Level IV Performance Margins shall apply in the event that Financial Test IV is satisfied and the other conditions set forth above are met. "Financial Test V" means that, as of the end of the relevant fiscal quarter, the Consolidated Funded Debt Ratio (Adjusted) for the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter, considered as a single accounting period, is less than 4.00 and greater than or equal to 3.00.

      LEVEL V PERFORMANCE MARGINS:

                  Interest Rate Option          Applicable Margin
                  --------------------          -----------------
                  Base Rate Option                     Zero
                  Euro-Rate Option                    0.625%

      Level V Performance Margins-shall apply in the event that Financial Test IV is satisfied and the other conditions set forth above are met. "Financial Test V" means that, as of the end of the relevant fiscal quarter, the Consolidated Funded Debt Ratio (Adjusted) for the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter, considered as a single accounting period, is less than 3.00 and greater than or equal to 2.50.

      LEVEL VI PERFORMANCE MARGINS:

                  Interest Rate Option          Applicable Margin
                  --------------------          -----------------
                  Base Rate Option                    Zero
                  Euro-Rate Option                    0.50%

      Level VI Performance Margins shall apply in the event that Financial Test IV is satisfied and the other conditions set forth above are met. "Financial Test VI" means that, as of the end of the relevant fiscal quarter, the Consolidated Funded Debt Ratio (Adjusted) for the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter, considered as a single accounting period, is less than 2.50 and greater than or equal to 2.00.

      LEVEL VII PERFORMANCE MARGINS:

                  Interest Rate Option          Applicable Margin
                  --------------------          -----------------
                  Base Rate Option                     Zero
                  Euro-Rate Option                    0.375%

      Level VII Performance Margins shall apply in the event that Financial Test VII is satisfied and the other conditions set forth above are met. "Financial Test VII" means that, as of the end of the relevant fiscal quarter, the Consolidated Funded Debt Ratio (Adjusted) for the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter, considered as a single accounting period, is less than 2.00.


SECTION 3.  CERTAIN OTHER AMENDMENTS TO THE CREDIT FACILITIES.

(a) PROJECTIONS. Section 4.10 of the Revolving Credit Agreement and the Note Backup Agreement each are amended by deleting the phrase "dated February 5, 1997, for the years 1997 through 2001" and replacing it with the phrase "June 2, 1998, for the years 1998 through 2002".

(b) MARGIN REGULATIONS. Section 4.12 of the Revolving Credit Agreement and the Note Backup Agreement each is amended by deleting the phrase "for the purpose of buying or carrying any "margin stock as such term is used in Regulations G and U of the Board of Governors of the Federal Reserve System, as amended from time to time" and replacing it with the phrase:

      "for the purpose of buying or carrying any "margin stock" as such term is used in Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time (other than repurchases of shares of the Borrower's common stock that comply with Section
      7.06 hereof)."

(c) FINANCIAL COVENANTS. Section 7.01 of the Revolving Credit Agreement and the Note Backup Agreement each is deleted and replaced by the following:

      7.01 FINANCIAL COVENANTS.

      For convenience of comparison between this Agreement and the other Credit Facilities, the tables in Section 7.01 may refer to periods after the final scheduled maturity date of the credit facility under this Agreement, but such reference shall not be construed to extend such final scheduled maturity date.

            (a) CONSOLIDATED NET WORTH (ADJUSTED). As of the end of each fiscal quarter of the Borrower ending on or after December 31, 1996, Consolidated Net Worth (Adjusted) shall not be less than the applicable amount specified below:


                                                      Consolidated Net
                                                       Worth (Adjusted)
   From and including         To and including     shall not be less than
   ------------------         ----------------     ----------------------

   December 31, 1996          June 29, 1998             $425,000,000
   June 30, 1998              December 30, 1998         $450,000,000
   December 31, 1998          December 30, 1999         $475,000,000
   December 31, 1999          December 30, 2000         $500,000,000
   December 31, 2000          December 30, 2001         $525,000,000
   December 31, 2001          December 30, 2002         $550,000,000
   Thereafter                                           $575,000,000

            (b) CONSOLIDATED FIXED CHARGE COVERAGE RATIO. As of the end of each fiscal quarter of the Borrower ending on or after December 31, 1996, the Consolidated Fixed Charge Coverage Ratio for (i) the fiscal quarter ending on June 30, 1998, in the case of the quarter ending on such date, (ii) the period of two consecutive fiscal quarters ending on September 30, 1998, in the case of the quarter ending on such date, (iii) the period of three consecutive fiscal quarters ending on December 31, 1998, in the case of the quarter ending on such date and
      (iv) the period of four consecutive fiscal quarters ending on the last day of each subsequent fiscal quarter, in each case considered as a single accounting period, shall not be less than the applicable amount set forth below.

                                                Consolidated Fixed Charge
                                                Coverage Ratio for the
      Fiscal quarter ending on                  relevant number of fiscal
      a date in the following                   quarters ending on such date
      period (inclusive)                        shall not be less than
      ------------------------                  ----------------------------
      June 30, 1998                                         1.00
      July 1, 1998 through
        December 31, 1998                                   1.25
      January 1, 1999 through
        December 31, 1999                                   1.50
      Thereafter                                            2.00

            (c) CONSOLIDATED FUNDED SENIOR DEBT RATIO (ADJUSTED). As of the end of any fiscal quarter of the Borrower ending on or after June 30, 1998, the Consolidated Funded Senior Debt Ratio (Adjusted) for the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter, considered as a single accounting period, shall not be greater than the applicable amount set forth below:


                                             Consolidated Funded Senior Debt
      Fiscal quarter ending on a             Ratio (Adjusted) for the four
      date in the following period           fiscal quarters ending on such
      (inclusive)                            date shall not be greater than
      ----------------------------           -------------------------------

      December 31, 1997 through
        September 29, 1998                                  5.00
      September 30, 1998 through
        December 30, 1998                                   4.50
      December 31, 1998 through
        March 30, 2000                                      4.25
      Thereafter                                            4.00

(d) LIENS. Section 7.02 of the Revolving Credit Agreement and the Note Backup Agreement each is amended by replacing the period at the end of paragraph (j) with a semi-colon, by deleting the remainder of such section and by replacing it with the following:

            provided, however notwithstanding the foregoing:

                  (i) "Permitted Lien" in respect of the Borrower or any
            Subsidiary of the Borrower shall in no event include (x) any Lien imposed by, or required to be granted pursuant to, ERISA, the Code or any Environmental Law, (y) except as provided in
            Section 7.02(a) hereof, any Lien on the Shared Collateral Account or any other account (custodial, deposit or other) maintained by or with the Collateral Agent pursuant to the Shared Security Documents, or any other investment property or deposit account (as such terms are defined in the Uniform Commercial Code), or (z) except as provided in Section 7.02(a) hereof, any Lien on Shares of Capital Stock of, or obligations owed by, a Subsidiary of the Borrower; and

                  (ii) the limitations of this Section 7.02 shall not apply
            to such number of shares of common stock of the Borrower that have been repurchased by the Borrower is necessary in order for the Loans not to be deemed to be "indirectly secured by margin stock" under Regulation U of the Board of Governors of the Federal Reserve System, as amended.

(e) INDEBTEDNESS. Section 7.03 of the Revolving Credit Agreement and the Note Backup Agreement each is amended by deleting paragraph (d) and replacing it with the following:

                  (d) Subordinated Debt in aggregate principal amount not to exceed $150,000,000;

(f) DIVIDENDS AND RELATED DISTRIBUTIONS. Section 7.06(a)(i) of each of the Revolving Credit Agreement and the Note Backup Agreement each is amended by deleting the amount "$150,000,000" and replacing it with the amount "$250,000,000".

Section 7.06(a)(iii) of the Revolving Credit Agreement and the Note Backup Agreement each is amended by deleting the first proviso thereto and by deleting the introductory clause and replacing it with the following:

            (iii) The Borrower would have been in compliance with Section 7.01(a) and 7.01(c) on the last day of the fiscal quarter ending most recently before such repurchase, after giving effect on a pro forma basis to such repurchase, to any incurrence or acquisition of Indebtedness after such day and to any repayment of Indebtedness with the proceeds of Subordinated Debt after such day, as if such repurchase, incurrence or acquisition and repayment had occurred on such day;

(g) DISPOSITIONS OF PROPERTIES. Section 7.09 of the Revolving Credit Agreement and the Note Backup Agreement each is amended by adding the following sentence at the end thereof.

            It is further understood that shares of the Borrower's common stock which have been repurchased by the Borrower are not property subject to this Section 7.09.

(h) LIMITATIONS ON MODIFICATION OF CERTAIN AGREEMENTS AND INSTRUMENTS.
Section 7.11 of the Revolving Credit Agreement and the Note Backup Agreement each is amended by deleting paragraph
(a) and replacing it with:

      (a) SUBORDINATED DEBT. The Borrower shall not amend, modify or supplement the terms or provisions contained in, or applicable to, any Subordinated Debt or Subordinated Debt Document.

(i) LIMITATION ON PAYMENTS ON CERTAIN OBLIGATIONS. Section 7.12 of the Revolving Credit Agreement and the Note Backup Agreement each is amended by deleting it and replacing it with the following:

            7.12. LIMITATION ON PAYMENTS ON CERTAIN OBLIGATIONS. The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, pay, prepay, purchase, redeem, retire, defease or acquire, or otherwise make any payment (on account of principal, interest, premium or otherwise) of, any obligation under or evidenced by the Subordinated Debt Documents, except that subject to the subordination provisions of the Subordinated Debt Documents, the Borrower may pay interest on the Subordinated Debt as and when expressly required to do so by the mandatory terms of the Subordinated Debt Documents.

(j) EVENTS OF DEFAULT. Section 8.01(f)(A) of the Revolving Credit Agreement and the Note Backup Agreement each is amended by deleting the phrase "the Senior Notes or the Senior Note Indenture" and replacing it with "or any Subordinated Debt Document".

Section 8.01(l) of the Revolving Credit Agreement and the Note Backup Agreement each is deleted and replaced by the following:

            (l) The Borrower or any of its Subsidiaries shall make or offer to make any payment on account of principal of, or any purchase, redemption, retirement, defeasance or acquisition of, any Subordinated Debt or any subordination provision thereof shall be declared void or voidable.

(k) DEFINITIONS. Annex A, Section 1.01 of the Revolving Credit Agreement and the Note Backup Agreement each is amended by deleting the definitions of "Consolidated EBITDA" and "Consolidated Net Worth (Adjusted)" and by adding the following definitions in proper alphabetical order:

            "Consolidated EBITDA" for any period shall mean the sum of (a) Consolidated Net Income for such period, (b) Consolidated Interest Expense for such period, (c) Consolidated Income Tax Expense for such period, (d) depreciation expense of the Borrower and its Subsidiaries for such period, (e) amortization expense of the Borrower and its Subsidiaries for such period, and (f) without duplication, writeoffs of intangible assets up to $150,000,000 in the aggregate, including, without limitation, goodwill impairment charges, expensing of capitalized software and capitalized databases and writeoffs of unamortized debt issuance costs, minus the sum of (x) extraordinary gains (but not any losses) to the extent included in determining such Consolidated Net Income, and (y) equity earnings (but not any losses) of Affiliates of the Borrower to the extent included in determining Consolidated Net Income for such period, all as determined on a consolidated basis in accordance with GAAP.

            "Consolidated Net Worth (Adjusted)" at any time shall mean the sum of (a) Consolidated Net Worth at such time plus (b) the lesser of
      (i) $150,000,000 or (ii) the sum of aggregate writeoffs of goodwill or other intangible assets on or after January 1, 1998 (excluding writeoffs of unamortized debt issuance costs) in accordance with GAAP, plus (c) the amount by which the aggregate purchase price paid by the Borrower for shares of its common stock repurchased after the Extension Date exceeds $150,000,000.

            "Consolidated Funded Senior Debt Ratio (Adjusted)" for any period shall mean the Consolidated Funded Debt Ratio (Adjusted) for such period, except that for purposes of calculating "Consolidated Funded Senior Debt Ratio (Adjusted)", the amount of Subordinated Debt at the end of such period shall be deducted from Consolidated Funded Indebtedness in clause (i) of the definition of Consolidated Funded Debt Ratio (Adjusted).

            "Subordinated Debt" shall mean shall mean Indebtedness of the Borrower which is subordinated to the Loan Obligations and whose terms, including repayment terms, interest rates, covenants and subordination provisions, are satisfactory to the Agent and the Required Lenders.

            "Subordinated Debt Documents" shall mean all agreements and instruments pursuant to which Subordinated Debt is created or incurred or by which it is evidenced, in the form or containing the terms approved by the Required Lenders in connection with any approval by the Agent and the Required Lenders of any Subordinated Debt.

Annex A, Section 1.01 of the Revolving Agreement and the Note Backup agreement is amended by deleting the phrase "and Senior Notes" from the definition of Consolidated Funded Indebtedness" and replacing it with "and Subordinated Debt".

(l) SCHEDULE 4.16. Schedule 4.16 of the Revolving Credit Agreement and the Note Backup Agreement each is amended by the addition of the items set forth on Exhibit A hereto.

SECTION 4.  EFFECTIVENESS AND EFFECT, ETC.

(a) EFFECTIVENESS. This Amendment shall become effective on the date, not later than June 17, 1998 (the "Effective Date") when Mellon Bank, N.A., as Agent under each of the Revolving Credit Agreement and the Note Backup Agreement and as Collateral Agent, shall have received counterparts hereof duly executed by the Borrower, by each of the "Required Lenders" and the "Agent" under each of the Revolving Credit Agreement and the Note Backup Agreement and when the following conditions precedent shall have been satisfied:

            (i) OFFICER'S CERTIFICATE. The Agent shall have received a certificate in substantially the form attached hereto as Annex A, duly executed by a Responsible Officer of the Borrower, dated the Effective Date.

            (ii) OPINION OF GENERAL COUNSEL OF THE BORROWER. The Agent shall have received an opinion of the General Counsel of the Borrower in substantially the form attached hereto as Annex B.

            (iii) NO DEFAULTS. No Event of Default or Potential Default shall have occurred and be continuing or exist on the Effective Date or will occur or exist after giving effect to this Amendment.

            (iv) CORPORATE PROCEEDINGS. The Agent shall have received certificates by the Secretary or Assistant Secretary of the Borrower dated as of the Effective Date as to (i) true copies of the articles of incorporation and by-laws (or other constituent documents) of the Borrower in effect on such date, (ii) true copies of all corporate action taken by the Borrower relative to this Agreement and the other Loan Documents, as amended hereby and (iii) the incumbency and signature of the respective officers of the Borrower executing this Amendment, together with satisfactory evidence of the incumbency of such Secretary or Assistant Secretary, or in lieu of any or all of the foregoing, a statement that there has been no change in such item since March 6, 1998.

            (v) AMENDMENT FEE. The Borrower shall have paid to the Agent, for the Pro Rata account of each Lender under the Revolving Credit Agreement, an amendment fee in the amount of $225,000.

            (vi) ADDITIONAL MATTERS. All corporate and other proceedings, and all documents, instruments and other matters in connection with the transactions contemplated by this Amendment shall be satisfactory in form and substance to the Agent. The Agent shall have received such other documents, instruments and other items as the Agent may reasonably request.

      In the event that the Effective Date occurs, the Agent shall promptly notify each of the Lenders of such fact.

(b) EFFECT. The Revolving Credit Agreement, the Note Backup Agreement, the Collateral Agency Agreement and the Borrower Pledge Agreement, in the forms initially executed and as previously amended and as amended hereby, are and shall continue to be in full force and effect, and are hereby in all respects ratified and confirmed. Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy under any of the foregoing agreements and instruments or constitute a waiver of any provision of any of the foregoing agreements and instruments.

SECTION 5. MISCELLANEOUS. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same document. Section and other headings herein are for reference purposes only and shall not affect the interpretation of this Amendment in any respect. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to choice of law rules. This Amendment is a requested amendment within the meaning of
Section 10.06(a) of each Credit Facility.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    PRIMARK CORPORATION



                                    By/s/ Stephen H. Curron
                                      ----------------------
                                    Name:  Stephen H. Curron
                                    Title:  GUP/CFO


                                    MELLON BANK, N.A.,
                                    individually and as Agent under each
                                    Credit Facility


                                    By/s/ R. Jane Westrich
                                      ----------------------
                                          R. Jane Westrich
                                          Vice President

CONSENTED AND AGREED:

BANKBOSTON, N.A.


By/s/ Jorge A. Schwarz
  ---------------------
Title:  Director




NATIONSBANK, N.A.


By/s/ Marty V. Mitchell
  ----------------------
Title:  Vice President




THE CHASE MANHATTAN BANK


By/s/ A. Neil Sweeny
  ----------------------
Title:  Vice President




FIRST AMEMCAN NATIONAL BANK


By/s/ Alexis Griffin
  ----------------------
Title:  Bank Officer




WACHOVIA BANK, N.A.


By/s/ John P. Rafferty
  ----------------------
Title:  Senior Vice President




FLEET NATIONAL BANK


By/s/ David M. Harnisch, AVP
  ---------------------------
Title:  Assistant Vice President




THE HUNTINGTON NATIONAL BANK




By/s/ Robert H. Friend
  -----------------------
Title:  Vice President





                                                                    ANNEX A


                            PRIMARK CORPORATION

                           OFFICER'S CERTIFICATE

            The undersigned, an officer of Primark Corporation, a Michigan corporation (the "Borrower"), hereby certifies on behalf of the Borrower as follows:

            I. This certificate is delivered to Mellon Bank, N.A., as Agent, pursuant to Section 4 of the Amendment to Transaction Documents dated as of June 15, 1998 (the "Amendment") by and among the Borrower, the Lenders from time to time parties thereto, the Issuing Banks referred to therein, and Mellon Bank, N.A., as Agent. Capitalized terms used herein and not otherwise defined have the meanings as ascribed to them in the Amendment.

            2. The Borrower desires the Effective Date to occur on the date of this certificate.

            3. On the date hereof, all of the conditions set forth in
Section 4(a) of the Amendment have been satisfied. Without limiting the generality of the foregoing, no Event of Default or Potential Default has occurred and is continuing or exists on the date hereof or will occur or exist after giving effect to the Amendment.

            4. The Borrower would have been in compliance with Section 7.01(a) and 7.01(c) of the Credit Facilities on March 31, 1998, after giving effect on a pro forma basis to the TASC Disposition (in the manner described in the fourth proviso of Section 7.08 of the Credit Facilities, as amended by the Amendment), as if all such event had occurred on March 31, 1998. Calculations demonstrating such pro forma compliance are attached to this Certificate.

            Executed this _______ day of June, 1998.

                                          PRIMARK CORPORATION



                                          By:_______________________________


                                          Title:____________________________




                                                                    ANNEX B


                   FORM OF OPINION OF COUNSEL TO THE BORROWER

                                                [Effective Date]


To the Lenders, Issuing Banks and Agent
      party to the Revolving Credit Agreement referred to below,

The Lenders, Issuing Bank and Agent
      party to the Note Backup Agreement referred to below, and

Mellon Bank, N.A., as Collateral Agent

Ladies and Gentlemen:

            I am the Executive Vice President, General Counsel and Secretary of Primark Corporation, a Michigan corporation, (the "Borrower") and have represented the Borrower in connection with: (a) the Revolving Credit Agreement (the "Revolving Credit Agreement"), dated as of February 7, 1997, by and among the Borrower, the Lenders parties thereto from time to time, the Issuing Banks referred to therein and Mellon Bank, N.A., as Agent, (b) the Note Backup Agreement (the "Note Backup Agreement") dated as of February 7, 1997, by and among the Borrower, the Lenders parties thereto from time to time, the Issuing Bank referred to therein and Mellon Bank, N.A., as Agent, (c) the Collateral Agency Agreement (the "Collateral Agency Agreement"), dated as of February 7, 1997, among the Borrower, certain Revolving Credit Parties, certain Note Backup Parties, certain other former lenders to the Borrower and Mellon Bank, N.A., as Collateral Agent, (d) the Pledge Agreement (the "Borrower Pledge Agreement"), dated as of February 7, 1997, made by the Borrower in favor of Mellon Bank, N.A., as Collateral Agent, and (e) the Agreement dated as of March 6, 1998, by and among the Borrower, the Lenders party to the Revolving Credit Agreement, the Lenders party to the Note Backup Agreement, certain other former lenders to the Borrower and Mellon Bank, N.A., as Agent under such Revolving Credit Agreement, as Agent under such Term Loan Agreement, as Agent under such Note Backup Agreement, and as Collateral Agent under the Collateral Agency Agreement, the Amendment to Transaction Documents dated as of May 8, 1998, and Amendment to Transaction Documents dated as of June 15, 1998 (the "June Amendment") by and among the Borrower, the Lenders party to the Revolving Credit Agreement, the Lenders party to the Note Backup Agreement and Mellon Bank, N.A., as Agent under such Revolving Credit Agreement and as Agent under such Note Backup Agreement (collectively, the "Amendments"). Capitalized terms used herein and not otherwise defined shall have the same meanings as in the Collateral Agency Agreement, as amended by the Cumulative Amendment.

            This opinion is being delivered pursuant to Section 4(a)(ii) of the June Amendment.

            In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the following:

            (i) the Revolving Credit Agreement, in the form initially executed;

            (ii)  the Note Backup Agreement, in the form initially executed;

            (iii) the Collateral Agency Agreement, in the form initially executed;

            (iv) the Borrower Pledge Agreement, in the form initially

      executed;

            (v) The Amendments;

            (vi) the Revolving Credit Notes dated [ ] and issued to the Lenders under the Revolving Credit Agreement pursuant to Section 5.03 of the Revolving Credit Agreement (the "Replacement Revolving Credit Notes");

            (vii) all material agreements and instruments to which the Borrower or any Subsidiary of the Borrower is a party or by which any of their respective properties may be subject or bound; and

            (viii) such other documents and matters as I have deemed necessary or appropriate to render the opinions set forth herein.

            The Revolving Credit Agreement, the Note Backup Agreement, the Collateral Agency Agreement, and the Borrower Pledge Agreement, each as amended by the Amendments, and the Replacement Revolving Credit Notes and the Amendments, are collectively referred to herein as the "Specified Documents".

            In my examination I have assumed the genuineness of all signatures (other than those on behalf of the Borrower), the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed below which I did not independently establish or verify, I have relied upon the statements and representations of officers and other representatives of the Borrower and of public officials.

            I am admitted to the Bar of the State of Michigan, and I do not express any opinion as to the laws of any jurisdiction other than the State of Michigan and the federal laws of the United States of America.

            The opinions set forth below are subject to the following qualifications:

                  (a) enforcement of the Specified Documents may be limited
            by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

                  (b) certain of the remedial provisions including waivers,
            with respect to the exercise of remedies against the collateral contained in the Borrower Pledge Agreement, as amended, may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Shared Security Documents, taken as a whole, and the Shared Security Documents, taken as a whole, together with applicable law, contains adequate provisions for the practical realization of the benefits of the security created thereby;

                  (c) I express no opnion as to the effect on the opinions
            expressed herein of (i) the compliance or non-compliance of the Collateral Agent, the Agent, any of the Lenders or any of the other Secured Parties with any state, federal or other laws or regulations applicable to them or (ii) the legal or regulatory status or the nature of the business of the Collateral Agent, the Agent, any of the Lenders or any of the other Secured Parties;

                  (d) I express no opnion as to the enforceability of any
            rights to contribution or indemnification provided for in the Specified Documents which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

                  (e) I express no opnion as to the enforceability of (i)
            any provision of any Specified Document to the extent it authorizes or permits any party to any Specified Document or any purchaser of a participation interest from any such party to set-off or apply any deposit, property or indebtedness with respect to any participation interest or (ii) any provision of any Specified Document to the extent it purports to waive any objection a Person may have that a suit, action or proceeding has been brought in an inconvenient forum;

                  (f) enforcement of the Shared Security Documents against
            the rights of the Borrower in instruments, leases or contracts may be subject to the terms of such instruments, leases or contracts or other arrangements between the Borrower and the other parties to such agreements, the rights of such other parties and any claims or defenses of such other parties against the Borrower arising under or outside such instruments, leases or contracts or other agreements; and

                  (g) I have assumed that the Specified Documents are the
            legal, valid and binding obligations of each party thereto other than the Borrower, enforceable against each such party thereto in accordance with its terms.

            Based upon and subject to the foregoing, I am of the opinion that:

            1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. The Borrower has corporate power and authority to own its property and to transact the business in which it is engaged or presently proposes to engage. The Borrower is duly qualified to do business as a foreign corporation and is in good standing in the Commonwealths of Massachusetts and Virginia.

            2. The Borrower has corporate power and authority to execute, deliver, perform, and take all actions contemplated by, the Specified Documents, and all such action has been duly and validly authorized by all necessary corporate proceedings on its part. Without limitation of the foregoing, the Borrower has the corporate power and authority to borrow and request Letters of Credit (as defined in the Specified Documents) to be issued pursuant to the Specified Documents to the fullest extent permitted thereby from time to time, and has taken all necessary corporate action to authorize such borrowings and requests for issuance of Letters of Credit.

            3. Each of the Specified Documents has been duly and validly executed and delivered by the Borrower.

            4. No Federal or Michigan Governmental Action is or will be necessary in connection with execution and delivery of the Specified Documents, performance of or compliance with the terms of the Specified Documents, or to ensure the legality, validity, binding effect, enforceability or admissibility in evidence of the Specified Documents, except for the matters set forth in Section 4.04 of each of the Revolving Credit Agreement, and the Note Backup Agreement, as the same have been respectively amended by the Amendments.

            5. Neither the execution and delivery of the Specified Documents, nor performance of or compliance with the terms and conditions of the Specified Documents by the Borrower, does or will

                  (a) violate or conflict with any Federal or Michigan Law, or

                  (b) violate or conflict with, or constitute a default
            under, or result in (or give rise to any right, contingent or other, of any Person to cause) any termination, cancellation, prepayment or acceleration of performance of' or result in the creation or imposition of (or give rise to any obligation, contingent or other, to create or impose) any Lien upon any property of the Borrower or any Subsidiary of the Borrower (except for any Lien in favor of the Collateral Agent securing the Obligations) pursuant to, (i) the articles of incorporation or by-laws (or other constitutional documents) of the Borrower or any Subsidiary of the Borrower, or (ii) any judicial or administrative order, judgment, injunction or decree, any material agreement or instrument, or to my knowledge after due inquiry any other agreement or instrument, to which the Borrower or any Subsidiary of the Borrower is a party or by which any of their respective properties may be subject or bound.

            6. Except as set forth on Exhibit A to the best of my knowledge, there is no pending or threatened action, suit, proceeding or investigation by or before any Governmental Authority against or affecting the Borrower or any Subsidiary of the Borrower, except for matters that if adversely decided, individually or in the aggregate, do not, and would not be likely to, have a Material Adverse Effect (as defined in the Specified Documents).

            7. In the event that a Michigan court were to apply the substantive laws of the State of Michigan, notwithstanding the choice of law of the parties set forth in the Specified Documents and the limited nature of contacts within the State of Michigan, each of the Specified Documents constitutes a valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms. I call to your attention that the Specified Documents are governed by the laws of the Commonwealth of Pennsylvania, and I express no opinion as to whether a Michigan court would apply the substantive laws of the State of Michigan to such documents.

            8. The Borrower is not an "investment company" under the Investment Company Act of 1940, as amended.

            9. The Borrower is not a "holding company", or a "public utility company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            This opinion is being furnished to you and is solely for your benefit in connection with the Specified Documents and the transactions contemplated by the foregoing, except that it may be relied upon by any person which becomes a Participant or Secured Party as if it were addressed to such person and delivered on the date hereof.

                                                Very truly yours,






         Exhibit A to Amendment to Transaction Documents and to Annex B

1. A Douglas DC-8 aircraft owned and operated by ABX Air, Inc. was destroyed in an aircraft accident on December 22, 1996 while on a post-maintenance test flight which originated from TIMCO's facilities in Greensboro, North Carolina. A TIMCO employee was one of six fatalities aboard the aircraft. A wrongful death action has been filed on behalf of one of the ABX Air, Inc. employees aboard the aircraft at the time of the accident. The case, styled Patricia Waelti, Executrix of the Estate of Terry Waelti, Deceased vs. McDonnell Douglas Corp. and Triad International Maintenance Corp., was filed on May 18, 1998 in the United States District Court for the Southern District of Ohio, Western Division-Cincinnati. TIMCO intends to vigorously defend itself in this action.

2. On or about May 26, 1998, Martin S. Schwartz filed a complaint in the United States District Court, Southern District of Florida, West Palm Beach Division in a case styled Martin S. Schwartz vs. Primark Corporation and Joseph Kasputys. The lawsuit alleges that Primark failed to disclose certain information and otherwise disseminated and/or approved of the dissemination of false information concerning its review of strategic alternatives in violation of Section 10(b) of the Securities and Exchange Act of 1934 and Rule 10b-5 thereunder. The plaintiff is seeking from the defendants approximately $1 million in damages together with prejudgment interest, costs and attorneys' fees. Primark believes this lawsuit to be without merit and intends vigorously to defend the defendants in this action.

                            # # #